Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________

Great Plains Energy Incorporated
(Exact Name of Registrant as Specified in its Charter)
Missouri (State or Other Jurisdiction of Incorporation or Organization)	43-1916803 (I.R.S. Employer Identification No.)

1201 Walnut Street
Kansas City, Missouri 64106-2124
(816) 556-2936
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________

Mark English, General Counsel and Assistant Secretary
1201 Walnut Street
Kansas City, Missouri 64106-2124
(816) 556-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)
____________________

With copies to:
Richard W. Astle Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603	Daniel G. Kelly, Jr. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025
____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /
____________________

CALCULATION OF REGISTRATION FEE

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Title of each Class of Securities to be Registered __________________	Amount to be Registered (1) _______________	Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price (1) ______________	Amount of Registration Fee (2) ______________
Senior Debt Securities Subordinated Debt Securities Common Stock, no par value Warrants Stock Purchase Contracts Stock Purchase Units (3) Total
====================================================================================================

(1) An indeterminate amount or number of Senior Debt Securities, Subordinated Debt Securities, shares of Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units to be offered at indeterminate prices is being registered. Senior Debt Securities and Subordinated Debt Securities are collectively referred to as "Debt Securities." An indeterminate number of shares of Common Stock may also be issued upon settlement of the Warrants, Stock Purchase Contracts or Stock Purchase Units.

(2) In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $21,665.70 that has already been paid with respect to $171,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-114486 and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

(3) Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) a beneficial interest in Debt Securities, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
_________________________________________________________________________________________________________

Prospectus

GREAT PLAINS ENERGY
INCORPORATED

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

Great Plains Energy Incorporated (“Great Plains Energy”) may offer and sell from time to time these securities in one or more offerings. This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell these securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements before you invest in these securities.

The common stock of Great Plains Energy Incorporated is listed on the New York Stock Exchange under the symbol "GXP."

Our principal executive offices are located at 1201 Walnut Street, Kansas City, Missouri 64106-2124 and our telephone number is (816) 556-2200.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading "Risk Factors" beginning on page 5.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________

We may offer and sell these securities through one or more underwriters or agents. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities, and the net proceeds we receive from the sale. See "Plan of Distribution."

The date of this Prospectus is May 8, 2006

TABLE OF CONTENTS

About This Prospectus	1
Cautionary Statements Regarding Certain Forward-Looking Information	2
Where You Can Find More Information	3
Great Plains Energy Incorporated	4
Risk Factors	5
Use of Proceeds	5
Description of Debt Securities	5
Description of Common Stock	16
Description of Stock Purchase Contracts and Stock Purchase Units or Warrants for Stock	18
Book-Entry System	19
Plan of Distribution	22
Legal Matters	23
Experts	24

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. By using this process, we may offer the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, common stock, stock purchase contracts and stock purchase units. We may also offer warrants to purchase shares of our common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest in our securities, you should carefully read the registration statement and exhibits thereto, this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to in this prospectus under "Where You Can Find More Information."

References in this prospectus to "Great Plains Energy" or "the Company" or to the terms "we", "us" or other similar terms mean Great Plains Energy Incorporated and its subsidiaries, unless the context clearly indicates otherwise.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or in any free writing prospectus we file with the SEC in connection with an offering of securities under this prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENTS REGARDING
CERTAIN FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts. Forward looking statements include, but are not limited to, statements regarding projected delivery volumes and margins, the outcome of regulatory proceedings, cost estimates for our comprehensive energy plan and other matters affecting future operations. These forward-looking statements are based on assumptions, expectations, and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties, including those described or referred to under the heading “Risk Factors” in this prospectus, in any prospectus supplement, and in our other SEC filings. These risks and uncertainties could cause actual results, developments and business decisions to differ materially from those contemplated or implied by forward-looking statements. Consequently, you should recognize these statements for what they are and we caution you not to rely upon them as facts. We disclaim any duty to update the forward-looking statements, which apply only as of the date of this prospectus. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements include the following:

•	future economic conditions in the regional, national and international markets, including, but not limited to, regional and national wholesale electricity markets
•	market perception of the energy industry and Great Plains Energy
•	changes in business strategy, operations or development plans
•
effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re−regulation and restructuring of the electric utility industry

•	decisions of regulators regarding rates our subsidiary, Kansas City Power & Light Company, can charge for electricity
•	adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality
•	financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs
•	credit ratings
•	inflation rates
•	effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments
•	impact of terrorist acts
•	increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors
•	ability to carry out marketing and sales plans
•	weather conditions including weather−related damage
•	cost, availability, quality and deliverability of fuel
•	ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages
•	delays in the anticipated in−service dates and cost increases of additional generating capacity

•	nuclear operations
•	ability to enter new markets successfully and capitalize on growth opportunities in non−regulated businesses and the effects of competition
•	application of critical accounting policies, including but not limited to, those relating to derivatives and pension liabilities
•	workforce risks, including compensation and benefits costs
•	performance of projects undertaken by non−regulated businesses and the success of efforts to invest in and develop new opportunities and
•	other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information referred to under the heading “Risk Factors” in this prospectus, any prospectus supplement, and in our other SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and proxy statements and other information with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC's website (http://www.sec.gov). You may read and copy such material at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of such material at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities described in this prospectus is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005
•	Our Report on Form 8-K dated February 1, 2006
•	Our Report on Form 8-K dated February 10, 2006
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006

Our website is www.greatplainsenergy.com. Information contained on our website is not incorporated herein except to the extent specifically so indicated. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Great Plains Energy Incorporated, 1201 Walnut Street, Kansas City, Missouri 64106-2124 (Telephone No.: 816-556-2200) Attention: Senior Vice President - Corporate Services and Corporate Secretary, or by contacting us on our website.

GREAT PLAINS ENERGY INCORPORATED

Great Plains Energy Incorporated
Great Plains Energy Incorporated, a Missouri corporation incorporated in 2001 and headquartered in Kansas City, Missouri, is a public utility holding company and does not own or operate any significant assets other than the stock of its subsidiaries.
We have four direct subsidiaries with operations or active subsidiaries:

•	Kansas City Power & Light Company ("KCP&L") is described below.
•
KLT Inc. is an intermediate holding company that primarily holds, directly or indirectly, interests in Strategic Energy, L.L.C. ("Strategic Energy"), which provides competitive retail electricity supply services in several electricity markets offering retail choice, and affordable housing limited partnerships. KLT Inc. also wholly owns KLT Gas Inc. ("KLT Gas"). During 2004, KLT Gas sold its gas properties and discontinued its gas business.

•
Innovative Energy Consultants Inc. ("IEC") is an intermediate holding company that holds an indirect interest in Strategic Energy. IEC does not own or operate any assets other than its indirect interest in Strategic Energy. When combined with KLT Inc.’s indirect interest in Strategic Energy, Great Plains Energy indirectly owns 100% of Strategic Energy.

•	Great Plains Energy Services Incorporated ("Services") provides services at cost to us and our subsidiaries, including KCP&L.

KCP&L
KCP&L is an integrated, regulated electric utility, headquartered in Kansas City, Missouri, that engages in the generation, transmission, distribution and sale of electricity. KCP&L serves slightly over 500,000 customers located in all or portions of 24 counties in western Missouri and eastern Kansas. Customers include approximately 440,000 residences, over 55,000 commercial firms, and over 2,200 industrials, municipalities and other electric utilities. KCP&L’s retail revenues averaged approximately 82% of its total operating revenues over the last three years. Wholesale firm power, bulk power sales and miscellaneous electric revenues accounted for the remainder of utility revenues. KCP&L is significantly impacted by seasonality with approximately one-third of its retail revenues recorded in the third quarter. KCP&L’s total electric revenues averaged approximately 45% of our consolidated revenues over the last three years. KCP&L’s income from continuing operations accounted for approximately 88%, 86% and 67% of our consolidated income from continuing operations in 2005, 2004 and 2003, respectively.

Strategic Energy
Strategic Energy provides competitive retail electricity supply services by entering into power supply contracts to supply electricity to its end−use customers. Of the states that offer retail choice, Strategic Energy operates in California, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas. In addition to competitive retail electricity supply services, Strategic Energy records insignificant wholesale revenues and purchased power expense incidental to the retail services provided. Strategic Energy also provides strategic planning, consulting and billing and scheduling services in the natural gas and electricity markets.

Strategic Energy provides services to approximately 49,200 commercial, institutional and small manufacturing accounts for approximately 12,700 customers including numerous Fortune 500 companies, smaller companies and governmental entities. Strategic Energy’s revenues averaged approximately 55% of our consolidated revenues over the last three years. Strategic Energy’s net income accounted for approximately 17%, 24% and 21% of our consolidated income from continuing operations in 2005, 2004 and 2003, respectively.

Additional Information
Our principal executive office is located at 1201 Walnut Street, Kansas City, Missouri 64106. Our telephone number is (816) 556-2200.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated by reference into this prospectus;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, which is incorporated by reference into this prospectus; and

•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the sale of the offered securities for general corporate purposes, including, among others:

•	Repayment of short term debt;

•	Repurchase, retirement or refinancing of other securities;

•	Acquisitions; and

•	Investments in subsidiaries.

Pending such uses, we may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General. The senior debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent unsecured obligations of Great Plains Energy Incorporated exclusively, and not the obligation of any of our subsidiaries. We may issue one or more series of debt securities directly to the public, to a trust or as part of a stock purchase unit from time to time. We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under the senior indenture that we have entered into with BNY Midwest Trust Company, as trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between a trustee and us. The senior indenture, the form of the subordinated indenture and the form of any supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture has been or will be qualified under the Trust Indenture Act of 1939 (Trust Indenture Act). The following summaries of certain provisions of the senior indenture, the subordinated indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus.

We may authorize the issuance and provide for the terms of a series of debt securities by or pursuant to a resolution of our Board of Directors or any duly authorized committee thereof or pursuant to a supplemental indenture or to a company order, as described in the indentures. There will be no requirement under either the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities. The senior indenture and the subordinated indenture will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable. One or more series of the debt securities may be issued with the same or various maturities at par, above par or at a discount. Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the market rate ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating thereto. Unless otherwise described in the applicable prospectus supplement, neither indenture described above will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur. Both indentures will also permit us to merge or consolidate or to transfer our assets, subject to certain conditions (see "Consolidation, Merger and Sale" below).

Ranking. The debt securities will be direct unsecured obligations of Great Plains Energy Incorporated exclusively, and not the obligation of any of our subsidiaries. The senior debt securities will rank equally with all of Great Plains Energy Incorporated’s unsecured and unsubordinated debt and the subordinated debt securities will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading "—Subordination." At March 31, 2006, Great Plains Energy Incorporated had approximately $163.6 million of outstanding senior indebtedness (excluding guarantees) and no subordinated indebtedness. In addition, we issue guarantees and cause letters of credit to be issued under our credit agreement for the benefit of our non-utility subsidiaries and expect to have such guarantees and letters of credit outstanding from time to time in various aggregate amounts, which amounts could be significant.

Great Plains Energy Incorporated is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. At March 31, 2006, our subsidiaries had approximately $1,057.1 million of aggregate outstanding debt.

Provisions of a Particular Series. The prospectus supplement applicable to each issuance of debt securities will specify, among other things:

•  the title and any limitation on aggregate principal amount of the debt securities;

•  the original issue date of the debt securities;

•  the date or dates on which the principal of any of the debt securities is payable;

•  the fixed or variable interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

•  the terms, if any, regarding the optional or mandatory redemption of any debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•  the denominations in which such debt securities will be issuable;

•  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•  our obligation, if any, to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid pursuant to such obligation;

•  whether the debt securities are to be issued in whole or in part in the form of one of more global securities and, if so, the identity of the depository for such global security or global securities

•  the place or places where the principal of, and premium, if any, and interest, if any, shall be payable;

•  any addition to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

•  any restrictions on the declaration of dividends or the requirement to maintain certain asset ratios or the creation and maintenance of reserves;

•  any remarketing features of the debt securities;

•  any collateral, security, assurance, or guarantee for the debt security;

•  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

•  the securities exchange(s), if any, on which the debt securities will be listed;

•  the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other securities;

•  any interest deferral or extension provisions;

•  the applicability of or any change in the subordination provisions for a series of debt securities;

•  the terms of any warrants we may issue to purchase debt securities; and

•  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

In the event:

•  of any bankruptcy, insolvency, receivership or other proceedings or any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, of Great Plains Energy Incorporated,

•  that a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, and such default continues beyond any applicable grace period and shall not have been cured, waiver or ceased to exist, or

•  that the principal of and accrued interest on any series of subordinated debt securities shall have been declared due and payable and such declaration has not been rescinded and annulled,

then all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment (including redemption and sinking fund payments).

In addition, upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of and interest and premium, if any, on such Senior Indebtedness, must be paid in full before any payment of principal of, premium, if any, or interest on, the subordinated debt securities may be made or before any subordinated debt securities can be acquired by Great Plains Energy Incorporated.

Upon the payment in full of all Senior Indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

As defined in the subordinated indenture, the term "Senior Indebtedness" means:

(1) obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is either effectively by its terms or expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed (except to the extent our payment obligations under any such guarantee are subordinate to or pari passu with the subordinated debt securities) or assumed by, us for

•  borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities)); or

•  the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

(2) indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations with Senior Indebtedness, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

The subordinated indenture will not limit the aggregate amount of Senior Indebtedness that we may issue. At March 31, 2006, the outstanding Senior Indebtedness of Great Plains Energy Incorporated totaled approximately $163.6 million.

Registration, Transfer and Exchange. Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer-duly endorsed or accompanied by a duly executed instrument of transfer-at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges, and upon satisfaction of such other reasonable requirements as are described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents. Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System" or as otherwise set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears on the register for such debt securities maintained by the applicable trustee.  All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof. However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

Redemption. Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities that are redeemable by us will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Consolidation, Merger and Sale or Disposition of Assets. We may, without the consent of the holders of any debt securities, consolidate with or merge into any other corporation or sell, transfer or otherwise dispose of our properties as or substantially as an entirety to any person, provided that:

•
the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•
the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the debt securities outstanding under each indenture and the performance of every covenant of each indenture to be performed or observed by us;

•	we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as will be provided in each of the indentures; and

•
immediately after giving effect to the transaction, no event of default (see "Events of Default") or event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties (except transfers related to a lease of our properties) as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the applicable indenture.

Certain of the indentures for debt securities issued or to be issued by KCP&L provide that the sale, conveyance or other transfer by KCP&L of its facilities for the generation of electric energy to any affiliate of KCP&L, shall not be subject to other restrictions on sales, conveyances, or other transfers provided that the facilities shall not in the aggregate represent assets with a depreciated value on the books of KCP&L in excess of 65% of the depreciated value of KCP&L's total assets as set forth in its most recent report filed on Form 10-K or 10-Q as of the date of the sale, conveyance, or other transfer.

Modification. Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

•
to supply omissions, cure any ambiguity or inconsistency or correct or supplement any defective or inconsistent provision, which actions, in each case, are not inconsistent with the applicable indenture or prejudicial to the interests of the holders of debt securities of any series in any material respect;

•
to change or eliminate any provision of the applicable indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to debt securities of such series issued after the effective date of such change or elimination;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

•	to grant to or confer upon the trustee for any debt securities for the benefit of the holders of such debt securities, any additional rights, remedies, powers or authority;

•	to permit the trustee for any debt securities to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

•
to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, to add to the security of all debt securities, to surrender any right or power conferred upon us by the applicable indenture or to add any additional events of default with respect to all or any series of outstanding debt securities; and

•	to make any other change that is not prejudicial to the holders of any debt securities.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the applicable debt securities; provided, however, that if less than all of the series of senior debt securities or subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding debt securities affected thereby:

•	change the maturity date of the principal of any debt security;

•	reduce the principal amount of, or premium payable on, any debt security;

•	reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

•	change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

•	change the date on which any debt security may be redeemed;

•	adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive events of default.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture or any other supplemental indenture which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series.

Events of Default. Unless specifically deleted in a supplemental indenture or Board resolution under which a series of debt securities is issued, or modified in any such supplemental indenture, each of the following will constitute an event of default under the senior indenture or the subordinated indenture with respect to senior debt securities or subordinated debt securities, as the case may be, of any series:

•	failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, within one day after the same becomes due and payable;

•	failure to pay interest on the debt securities of such series within 30 days after the same becomes due and payable;

•
failure to observe or perform any of our other covenants or agreements in the applicable indenture (other than a covenant or agreement solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

Additional events of default with respect to a particular series of debt securities may be specified in a supplemental indenture or resolution of the Board of Directors establishing that series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

At any time after an acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if:

•
we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue installments of interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

•
any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default or event of default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

The trustee, within 90 days after the occurrence of a default actually known to the trustee with respect to the debt securities of any series, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Conversion Rights. Any resolution of the Board of Directors or supplemental indenture establishing a series of debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge. Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)
to defease and be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)
to be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, and 91 days have passed after the deposit has been made and, during such 91-day period, no bankruptcy-related default has occurred and is continuing, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

We may exercise our defeasance option under paragraph (1) with respect to debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2). If we exercise our defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under paragraph (2). In the event we fail to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our covenant defeasance option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

Resignation or Removal of Trustee. The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee for Senior Debt Securities. As of March 31, 2006, BNY Midwest Trust Company, which is the trustee under the senior indenture, and its affiliates were the trustees for $163.6 million of our unsecured debt, and $937.4 million of KCP&L's secured and unsecured debt, under seven separate indentures. One of BNY Midwest’s affiliates, The Bank of New York, is also a lender under Great Plains Energy Incorporated’s revolving credit agreement and under a revolving credit agreement with KCP&L. The Bank of New York is also a depository for funds and performs other services for, and transacts other banking business with our affiliates and us in the normal course and may do so in the future. Each indenture will provide that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law. The senior indenture is, and any senior debt securities will be, governed by New York law. The subordinated indenture and any subordinated debt securities will be governed by New York law.

DESCRIPTION OF COMMON STOCK

General. The following descriptions of our common stock and the relevant provisions of our Articles of Incorporation and by-laws are summaries and are qualified by references to our Articles of Incorporation and by-laws which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

Under our Articles of Incorporation, we are authorized to issue 162,962,000 shares of stock, divided into classes as follows:

•	390,000 shares of Cumulative Preferred Stock with a par value of $100;

•	1,572,000 shares of Cumulative No Par Preferred Stock with no par value;

•	11,000,000 shares of Preference Stock with no par value; and

•	150,000,000 shares of Common Stock with no par value.

At May 1, 2006, 390,000 shares of Cumulative Preferred Stock and 74,904,567 shares of common stock were outstanding. No shares of Cumulative No Par Preferred Stock or Preference Stock are currently outstanding but such shares may be issued from time to time in accordance with the Articles of Incorporation. The voting powers, designations, preferences, rights and qualifications, limitations, or restrictions of any series of Preference Stock are set by our board of directors when it is issued.

Dividend Rights and Limitations. The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred and preference stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.

Except as otherwise authorized by consent of the holders of at least two-thirds of the total number of shares of the total outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, we may not pay or declare any dividends on common stock, other than dividends payable in common stock, or make any distributions on, or purchase or otherwise acquire for value, any shares of common stock if, after giving effect thereto, the aggregate amount expended for such purposes during the 12 months then ended (a) exceeds 50% of net income available for dividends on Preference Stock and common stock for the preceding 12 months, in case the total of Preference Stock and common stock equity would be reduced to less than 20% of total capitalization, or (b) exceeds 75% of such net income in case such equity would be reduced to between 20% and 25% of total capitalization, or (c) except to the extent permitted in subparagraphs (a) and (b), would reduce such equity below 25% of total capitalization.

Subject to certain limited exceptions, no dividends may be declared or paid on common stock and no common stock may be purchased or redeemed or otherwise retired for consideration (a) unless all past and current dividends on Cumulative Preferred Stock and Cumulative No Par Preferred Stock have been paid or set apart for payment and (b) except to the extent of retained earnings (earned surplus).

Voting Rights. Except as otherwise provided by law and subject to the voting rights of the outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock, the holders of our common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting. This means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected.

The consent of specified percentages of holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock is required to authorize certain actions which may affect their interests; and if, at any time, dividends on any of the outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of all preferred stock, voting as a single class, shall be entitled (voting cumulatively) to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, which right shall continue in effect until all dividend arrearages shall have been paid.

Liquidation Rights. In the event of any dissolution or liquidation of Great Plains Energy Incorporated, after there shall have been paid to or set aside for the holders of shares of outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

Miscellaneous. The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar. UMB Bank, N.A. acts as transfer agent and registrar for our common stock.

Business Combinations. The affirmative vote of the holders of at least 80% of the outstanding shares of common stock is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80% voting requirement shall not be applicable if:

•	the business combination shall have been approved by a majority of the continuing directors; or

•
the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the five-year period preceding the announcement of the business combination.

Listing. The common stock of Great Plains Energy Incorporated is listed on the New York Stock Exchange under the symbol "GXP."

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS OR WARRANTS FOR STOCK

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and:

•	our senior debt securities or subordinated debt securities,

•	debt obligations of third parties, including U.S. treasury securities,

securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligation under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

We may also issue warrants to purchase our common stock with the terms of such warrants and any related warrant agreement between us and a warrant agent being described in a prospectus supplement.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company ("DTC").

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners, in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, distributions, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee for such securities, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, distributions, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	directly;

•	through agents; or

•	through any combination of the above.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to facilitate the offering of the securities under this prospectus, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, legal matters with respect to the securities offered under this prospectus will be passed upon for us by Mark English, General Counsel and Assistant Secretary, and Sidley Austin LLP, counsel for the Company, and for the underwriters, dealers, purchasers, or agents by Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025. At May 1, 2006, Mr. English owned beneficially 1,312 shares of our common stock, including restricted stock and 4,355 performance shares, which may be paid in shares of common stock at a later date based on our performance.

EXPERTS

The consolidated financial statements, the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report on Form 10-K of Great Plains Energy Incorporated have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding the adoption of a new accounting standard and revisions made to the consolidated statements of cash flows for the years ended December 31, 2004 and 2003, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses payable by Registrant for the sale of the Securities, other than underwriting discount and commissions, are estimated as follows:

Securities and Exchange Commission Registration Fee	$	________	*
Legal Fees and Expenses (including Blue Sky Fees)		250,000.00
Accounting Fees and Expenses		50,000.00
Printing of Registration Statement, Prospectus, Bonds, etc.		100,000.00
Trustee’s Fees and Expenses		50,000.00
Rating Agency Fees		325,000.00
Miscellaneous		100,000.00
Total		$875,000.00

* An unutilized filing fee of $21,665.70 previously paid in connection with Registration Statement No. 333-114486 filed on April 15, 2004 is being applied to the fee payable pursuant to this Registration Statement pursuant to Rule 457(p) of the Securities Act. The payment of any additional filing fee is deferred pursuant to Rules 456(b) and 457(r).
_______________

Item 15. Indemnification of Directors and Officers.

Missouri Revised Statutes (RSMo) Section 351.355 (2005) provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.  The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.  Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4.  Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6.  The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.  A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

The officers and directors of the Company have entered into indemnification agreements with the Company indemnifying such officers and directors to the extent allowed under the above RSMo Section 351.355 (2005).

Article XIII of the Articles of Incorporation of the Company provides as follows:

ARTICLE THIRTEENTH. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEENTH. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEENTH shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding the office of director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such director's or officer's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEENTH after the date of approval of this ARTICLE THIRTEENTH by the Company's shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

(c) Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEENTH.

(d) Amendment. This ARTICLE THIRTEENTH may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person's then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

Pursuant to RsMO Section 351.355 and the Articles of Incorporation of the Company, the Company maintains directors’ and officers’ liability coverage.

Item 16. List of Exhibits.

Exhibit Number		Description of Exhibit

1.1	+	Form of Underwriting Agreement for debt securities.

1.2	+	Form of Underwriting Agreement for common stock.

1.3	+	Form of Underwriting Agreement for stock purchase units.

1.4	+	Form of Underwriting Agreement for warrants.

4.1	**	Articles of Incorporation of Great Plains Energy Incorporated dated as of February 26, 2001 (Exhibit 3.i to Form 8-K filed October 1, 2001).

4.2	**	By-laws of Great Plains Energy Incorporated, as amended September 16, 2003 (Exhibit 3.1 to Form 10-Q for the period ended September 30, 2003).

4.3	**	Indenture, dated June 1, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as trustee, for senior debt securities (Exhibit 4.4 to Form 8-A/A filed June 14, 2004).

4.4	+	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).

4.5	**	Form of Indenture of Great Plains Energy Incorporated for subordinated debt securities (Exhibit 4.e to Form S-3 filed April 15, 2004).

4.6	+	Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).

4.7	+	Form of Stock Purchase Contract Agreement.

4.8	+	Form of Pledge Agreement.

4.9	+	Form of Warrant Agreement (including the form of warrant).

5	*	Opinion of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated, regarding the legality of the securities.

12	**
Schedule of computation of ratio of earnings to fixed charges for the three months ended March 31, 2006 and the years ended December 31, 2005, 2004, 2003, 2002, and 2001 (Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006).

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated (included in Exhibit 5).

24	*	Powers of Attorney.

25.1	*	Form T-1 statement of eligibility of the trustee for the senior debt securities.

25.2	++	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
______________________________________________

*	Filed herewith.
**	Incorporated by reference herein as indicated.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++	To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 8th day of May, 2006.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Michael J. Chesser
Michael J. Chesser
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Michael J. Chesser Michael J. Chesser	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	) ) )
)
/s/Terry Bassham Terry Bassham	Executive Vice President - Finance and Strategic Development and Chief Financial Officer (Principal Financial Officer)	) ) ) )
)
/s/Lori A. Wright Lori A. Wright	Controller (Principal Accounting Officer)	) )
)
David L. Bodde*	Director	)
)
/s/ William H. Downey William H. Downey	Director	)
)
Mark A. Ernst*	Director	) May 8, 2006
)
Randall C. Ferguson, Jr.*	Director	)
)
William K. Hall*	Director	)
)
Luis A. Jimenez*	Director	)
)

James A. Mitchell*	Director	)
)
William C. Nelson*	Director	)
)
Linda Hood Talbott*	Director	)
)
Robert H. West*	Director	)

*By:	/s/Michael J. Chesser Michael J. Chesser Attorney-in-fact*

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit

1.1	+	Form of Underwriting Agreement for debt securities.

1.2	+	Form of Underwriting Agreement for common stock.

1.3	+	Form of Underwriting Agreement for stock purchase units.

1.4	+	Form of Underwriting Agreement for warrants.

4.1	**	Articles of Incorporation of Great Plains Energy Incorporated dated as of February 26, 2001 (Exhibit 3.i to Form 8-K filed October 1, 2001).

4.2	**	By-laws of Great Plains Energy Incorporated, as amended September 16, 2003 (Exhibit 3.1 to Form 10-Q for the period ended September 30, 2003).

4.3	**	Indenture, dated June 1, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as trustee, for senior debt securities (Exhibit 4.4 to Form 8-A/A filed June 14, 2004).

4.4	+	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).

4.5	**	Form of Indenture of Great Plains Energy Incorporated for subordinated debt securities (Exhibit 4.e to Form S-3 filed April 15, 2004).

4.6	+	Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).

4.7	+	Form of Stock Purchase Contract Agreement.

4.8	+	Form of Pledge Agreement.

4.9	+	Form of Warrant Agreement (including the form of warrant).

5	*	Opinion of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated, regarding the legality of the securities.

12	**
Schedule of computation of ratio of earnings to fixed charges for the three months ended March 31, 2006 and the years ended December 31, 2005, 2004, 2003, 2002, and 2001 (Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006).

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Mark English, General Counsel and Assistant Secretary of Great Plains Energy Incorporated (included in Exhibit 5).

24	*	Powers of Attorney.

25.1	*	Form T-1 statement of eligibility of the trustee for the senior debt securities.

25.2	++	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
______________________________________________

*	Filed herewith.
**	Incorporated by reference herein as indicated.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++	To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

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